Exhibit 99.1

CONSENT OF HOVDE GROUP, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Citizens National Corporation (the “Company”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with Peoples Bancorp Inc. contained in Amendment No. 1 the Registration Statement on Form S-4 (File No. 333-296361), as filed by Peoples Bancorp Inc. with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Joint Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Hovde Group, LLC

June 12, 2026